                                                                                                Exhibit 3
                                    NAVISTAR FINANCIAL SECURITIES CORPORATION
                                      ARTICLES OF INCORPORATION AND BY-LAWS

      The following  documents of Navistar Financial  Securities  Corporation are incorporated herein by reference:

3.1          Certificate of Incorporation of Navistar Financial Securities  Corporation (as in effect on
             September 13, 1990).  Filed on Registration No. 33-36767.

3.2          The  By-Laws of  Navistar  Financial  Securities  Corporation.  Filed on  Registration  No.
             33-36767.